UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2025

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QCR Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-22208	42-1397595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3551 Seventh Street

Moline, Illinois 61265

(Address of Principal Executive Offices) (Zip Code)

(309) 736-3584

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	QCRH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of Management Succession Plan

On February 24, 2025, QCR Holdings, Inc. (the “Company”) announced that, effective immediately following the annual stockholders’ meeting on May 22, 2025, Larry J. Helling will retire from the Company’s board of directors and from his roles as Chief Executive Officer of the Company and of Cedar Rapids Bank and Trust Company, one of the Company’s wholly-owned bank subsidiaries. Leadership of the Company will transition upon Mr. Helling’s retirement to the Company’s current President, Chief Financial Officer, and director, Todd A. Gipple. Mr. Gipple will become the Chief Executive Officer of the Company at this time, and Nick W. Anderson will become the Chief Financial Officer of the Company.

Mr. Gipple, age 61, was appointed President of the Company in May 2019, has served as its Chief Financial Officer since 2000, and served as its Chief Operating Officer from 2008 to 2023. In addition, Mr. Gipple is a director of each of the Company, Quad City Bank and Trust Company, and Guaranty Bank.

Mr. Anderson, age 49, joined the Company in 2000 as a staff accountant. He subsequently served as Controller for several of the Company’s bank subsidiaries until 2007, at which point he left the Company to support a family business. Mr. Anderson rejoined the Company in 2012 and served first as Controller and then as Chief Financial Officer of the Company’s Quad City Bank and Trust Company subsidiary. He has held the position of Senior Vice President and Chief Accounting Officer for the Company since 2019.

Neither Mr. Gipple nor Mr. Anderson has any family relationships between any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Entry into New Employment Agreements

On February 20, 2025, the Company entered into a transitional employment agreement with Mr. Helling, and new employment agreements with Messrs. Gipple and Anderson. The agreements will become effective immediately following the annual stockholders’ meeting on May 22, 2025. Until that time, the existing employment agreements for each of Messrs. Helling and Gipple will continue in effect.

Helling Transitional Employment Agreement

On February 20, 2025, the Company entered into a transitional employment agreement with Mr. Helling, effective immediately following the annual stockholders’ meeting on May 22, 2025, in order to provide for the systematic succession and transition of his duties as Chief Executive Officer of the Company following his anticipated retirement from such position. The agreement with Mr. Helling provides for an 18-month non-executive employment period commencing on May 22, 2025, the date of the Company’s 2025 annual stockholders’ meeting. Mr. Helling will serve as a part-time Special Advisor to the Company.

Mr. Helling will be compensated at a rate of $120,000 per year for the term of the agreement. Additionally, if Mr. Helling is eligible for and timely elects to receive COBRA continuation coverage during the term of the agreement, Mr. Helling and his eligible dependents will be entitled to continued coverage under the Company’s group health plans at active employee rates for the remainder of the agreement’s term. The restrictive covenants set forth in Mr. Helling’s existing employment agreement, including non-competition and non-solicitation provisions, are incorporated into his transitional employment agreement and will apply as described in his existing employment agreement for two years following any termination of his employment with the Company.

The foregoing description of Mr. Helling’s transitional employment agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

New Employment Agreements for Messrs. Gipple and Anderson

On February 20, 2025, the Company entered into new employment agreements with Messrs. Gipple and Anderson, effective immediately following the annual stockholders’ meeting on May 22, 2025. The agreements have initial terms through December 31, 2027. The terms of the agreements automatically extend for an additional year on January 1, 2028 and each January 1st thereafter, unless either party gives at least 90 days’ prior notice that the employment period will not be extended.

The employment agreements provide for annual base salaries of $455,000 and $220,000 for Messrs. Gipple and Anderson, respectively. The base salaries are to be reviewed annually and may be increased at the discretion of the Company’s board of directors. The agreements provide that Messrs. Gipple and Anderson are eligible to receive performance-based annual incentive bonuses, in accordance with the Company’s annual incentive plan, with a target opportunity of 162.5% and 49% of annual base salary, respectively. The agreements also provide that Messrs. Gipple and Anderson will receive, subject to approval by the compensation committee of the Company’s board of directors, one-time restricted stock unit grants, with a grant date fair market value of $500,000 and $75,000, respectively, which will be granted under and subject to the Company’s equity incentive plan and applicable award agreement. Each restricted stock unit award will vest 20% on January 1 in each of calendar years 2026 through 2030, subject to continued service through each applicable vesting date, and 60% of the restricted stock units will also be subject to performance-based vesting conditions, as determined by the compensation committee of the board of directors. In addition, Messrs. Gipple and Anderson are entitled to participate in any other incentive or employee benefit plans of the Company, on as favorable a basis as other similarly situated and performing senior executives.

The agreements for Messrs. Gipple and Anderson each provide for severance benefits in the event the executive’s employment is terminated by the Company other than for cause and other than as a result of the executive’s death or disability, or if the employment is terminated by the executive for good reason (“Termination”). For a Termination during the term of the employment agreement that is not in connection with a change in control, each of Messrs. Gipple and Anderson would be entitled to receive an amount equal to 100% of his base salary, generally payable in substantially equal monthly installments over a 12-month period. For a Termination within two years following a change in control, each of Messrs. Gipple and Anderson would be entitled to receive a lump sum payment equal to 200% of his base salary plus his cash incentive paid (or payable) for the Company’s most recently completed fiscal year. In the event of a Termination, if Messrs. Gipple and Anderson are eligible for and elect to receive COBRA continuation coverage, they and their eligible dependents would also be entitled to continued coverage under the medical, dental, and vision plans of the Company at active employee rates for the applicable COBRA continuation coverage period.

All severance benefits under the employment agreements for Messrs. Gipple and Anderson are contingent upon the executive’s execution and non-revocation of a general release and waiver of claims against the Company. The agreements are subject to certain banking regulatory provisions. Further, the agreements provide for an automatic reduction of severance payments if the reduction would result in a better net-after-tax result for the respective executive after taking into account the impact of the golden parachute payment restrictions of Sections 280G and 4999 of the Internal Revenue Code.

The employment agreements for Messrs. Gipple and Anderson contain restrictive covenants prohibiting the unauthorized disclosure of confidential information of the Company by the executives during and after their employment with the Company, and prohibiting the executives from competing with the Company and from soliciting its employees or customers during employment and for 24 months after any termination of employment for any reason.

The foregoing description of the new employment agreements for Messrs. Gipple and Anderson does not purport to be complete and is qualified in its entirety by the terms and conditions of such documents, which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On February 24, 2025, the Company issued a press release announcing Mr. Helling’s upcoming retirement and the Company’s appointment of Messrs. Gipple and Anderson to their new positions. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transitional Employment Agreement, dated February 20, 2025, by and between QCR Holdings, Inc. and Larry J. Helling.
10.2	Employment Agreement, dated February 20, 2025, by and between QCR Holdings, Inc. and Todd A. Gipple.
10.3	Employment Agreement, dated February 20, 2025, by and between QCR Holdings, Inc. and Nick W. Anderson.
99.1	Press Release dated February 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Date: February 24, 2025	By:	/s/ Todd A. Gipple
Todd A. Gipple
President and Chief Financial Officer